Exhibit 99.1

GT Advanced Technologies Announces Reorganization and Steps to Streamline Operations,

Including Approximate 25% Reduction in its Global Workforce

New Organization Sharpens Focus on Growth Opportunities

Nashua, N.H.—October 31, 2012— GT Advanced Technologies (NASDAQ: GTAT) today announced that it is streamlining worldwide operations tobetter align its cost structure with current market conditions and enhance its ability to pursue strategic growth initiatives, including the consolidation of existing business units into a single Crystal Growth Systems (CGS) group and cost reduction actions including an approximately 25 percent reduction of the company’s global workforce.When fully implemented, the workforce reduction is expected to reduce the company’s annualized expenses by approximately $13 million. GT expects to record restructuring charges associated with these actions in the amount of approximately $4.2 million in the December quarter.

The company also indicated that its revenue for the third quarter ending September 29, 2012 would be at the low end of its previously stated guidance range of $110 million to $140 million. The company will report its financial results for Q3CY12 after the close of the market on November 6th and will hold a webcasted conference call at 8:00am ET on November 7th.  At that time the company will provide commentary on its reorganization, cost reduction actions and strategic initiatives.  Please see the company’s website at http://investor.gtat.com for conference call details.

“It is becoming increasingly clear that some of our Asian customers are experiencingseverefinancial difficulties brought on by a number of economic and trade related challenges,” said Tom Gutierrez, president and chief executive officer.  “We are not immune to these headwinds and we are taking actions to prepare for what is likely to be a challenging 2013 in our core markets by lowering our cost structure andat the same time improving our ability and flexibility to makestrategic investments in R&D, next-generation technology and diversification initiatives that we believe will drive future growth and the creation of shareholder value.

“In the long term, we continue to expect renewed growth in the LED market as general lighting adoption accelerates and a turn-around in the solar industry driven in large part by the adoption of new technologies that provide critical cost reductions. We also remain optimistic about the opportunitiesinour sapphire business foremerging applicationssuch as the mobile cover and touchscreen markets.”

Under the new business structure, Dan Squiller has taken on the role of President of the company’s new CGSbusiness group, reporting directly to Gutierrez. The CGS group combinesthe PV, Polysilicon and Sapphire business units, as well as worldwide operations. David Keck will assume the role of executive vice president and general manager of the PV and polysilicon unitand Cheryl Diuguid will continue to lead the sapphire business unit as executive vice president and general manager.David Gray, chief strategy officer, Vikram Singh, executive vice president of advanced systems development and R&D, and Jeff Ford, vice president and general manager of DSS business development, will report directly to Gutierrez to drive the company’s business development, diversification and next generation technology initiatives.

“It remains our strategy to invest through these challenging times,” said Gutierrez. “Combined with our healthy balance sheet with nearly $480 million of cash and cash equivalents*, the actions we announced today solidly position GT to execute on this growth strategy, laying the groundwork for us to emerge as a stronger, more diversified global technology leader.”

*as of September 29, 2012

About GT Advanced Technologies Inc.

GT Advanced Technologies Inc. is a diversified technology company with innovative crystal growth equipment and solutions for the global solar, LED and electronics industries. Our products accelerate the adoption of new advanced materials that improve performance and lower the cost of manufacturing. For additional information about GT Advanced Technologies, please visit www.gtat.com.

Forward-Looking Statements

Certain of the information in this press release relate to the Company’s future expectations, plans and prospects for its business and industry that constitute “forward-looking statements” for the purposes of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to:the Company’s revenue for the third quarter ending September 29, 2012 would be at the low end of its previously stated guidance range of $110 million to $140 million; the Company’s streamlining of its worldwide operations will enhance its ability to pursue strategic growth initiatives; when fully implemented, the workforce reduction is expected to reduce the Company’s annualized expenses by approximately$13 million; GT expects to record restructuring charges associated with these workforce reduction actions in the amount of approximately $4.2 million in the quarter ended December 31, 2012; 2013 will be challenging in the Company’s core markets; the Company is attempting to improve its ability and flexibility to make strategic investments in R&D, next-generation technology and diversification initiatives that it believes will drive future growth and the creation of shareholder value; in the long term, the Company continues to expect renewed growth in the LED market as general lighting adoption accelerates and a turn-around in the solar industry driven in large part by the adoption of new technologies that provide critical cost reductions; the Company remains optimistic about the opportunities in its sapphire business for emerging applications such as the mobile cover and touch screen markets; the Company intends to engage in business development, diversification and invest in next generation technology initiatives; the Company’s strategy continues to be to invest through these challenging times; and the actions taken by the Company (as described in this press release) solidly position GT to execute on its growth strategy, laying the groundwork for the Company to emerge as a stronger, more diversified global technology leader.These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Other factors that may cause actual events to differ materially from those expressed or implied by our forward-looking statements include the impact of continued decreased demand and/or excess capacity in the markets for the output of our solar and sapphire equipment, general economic conditions and the tightening credit market having an adverse impact on demand for the Company’s products, the possibility that changes in government incentives may reduce demand for solar products, which would, in turn, reduce demand for our equipment, technological changes could render existing products or technologies obsolete, the Company may be unable to protect its intellectual property rights, competition from other manufacturers may increase, exchange rate fluctuations and conditions in the credit markets and economy may reduce demand for the Company’s products and various other risks as outlined in GT Advanced Technologies Inc.’s filings with the Securities and Exchange Commission, including the statements under the heading “Risk Factors” in the company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2012. Statements in this press release should be evaluated in light of these important factors. The statements in this press release represent GT Advanced Technologies Inc.’s expectations and beliefs as of the date of this press release. GT Advanced Technologies Inc. anticipates that subsequent events and developments may cause these expectations and beliefs to change. GT Advanced Technologies Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

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Contacts:

Media
Investors/Analysts
GT Advanced Technologies	GT Advanced Technologies
Jeff Nestel-Patt	Ryan Blair
jeff.nestelpatt@gtat.com	ryan.blair@gtat.com
(603) 204-2883	(603) 681-3869